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                                                            Executed in 6 Parts
                                                           Counterpart No. (   )


                              NATIONAL EQUITY TRUST

                           TOP TEN PORTFOLIO SERIES 31

                            REFERENCE TRUST AGREEMENT


         This Reference Trust Agreement dated September 5, 2001 among Prudential Investment Management Services LLC, as Depositor, Prudential Securities Incorporated, as Portfolio Supervisor, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "National Equity Trust, Trust Indenture and Agreement" (the "Basic Agreement") dated February 2, 2000. Such provisions as are set forth in full herein and such provisions as are incorporated by reference constitute a single instrument (the "Indenture").

                                WITNESSETH THAT:


         In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                     Part I.


                     STANDARD TERMS AND CONDITIONS OF TRUST


         Subject to the provisions of Part II hereof, all the provisions contained in the Basic Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

         A. Article I, entitled "Definitions," shall be amended as follows:

         (i) Section 1.01-Definitions shall be amended to add the following definition at the end thereof:

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         "Portfolio Supervisor" of the Trust shall have the meaning assigned to it in Part II of the Reference Trust Agreement.

         B. Article III, entitled "Administration of Trust," shall be amended as follows:

         (i) The third paragraph of Section 3.05-Distribution shall be amended by deleting any reference to Depositor and replacing it with Portfolio Supervisor.

         (ii) Section 3.14-Deferred Sales Charge shall be amended to add the following sentences at the end thereof:

         "References to Deferred Sales Charge in this Trust Indenture and Agreement shall include any Creation and Development Fee indicated in the prospectus for a Trust. The Creation and Development Fee shall be payable on each date so designated and in an amount determined as specified in the prospectus for a Trust."

         C. Article VIII, entitled "Depositor," shall be amended as follows:

         (i) Section 8.07-Compensation shall be amended by deleting any reference to Depositor and replacing it with Portfolio Supervisor.


                                    Part II.


                      SPECIAL TERMS AND CONDITIONS OF TRUST


        The following special terms and conditions are hereby agreed to:

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         A. The Trust is denominated National Equity Trust, Top Ten Portfolio
     Series 31.

         B. The Units of the Trust shall be subject to a deferred sales charge.

         C. The publicly traded stocks listed in Schedule A hereto are those which, subject to the terms of this Indenture, have been or are to be deposited in Trust under this Indenture as of the date hereof.

         D. The term "Depositor" shall mean Prudential Investment Management Services LLC.

         E. The term "Portfolio Supervisor" shall mean Prudential Securities Incorporated.

         F. The aggregate number of Units referred to in Sections 2.03 and 9.01 of the Basic Agreement is 125,000 as of the date hereof.

         G. A Unit of the Trust is hereby declared initially equal to 1/125,000th of the Trust.

         H. The term "First Settlement Date" shall mean September 11, 2001.

         I. The terms "Computation Day" and "Record Date" shall mean on the tenth day of December 2001, March 2002, June 2002 and September 2002.

         J. The term "Distribution Date" shall mean on the twenty-fifth day of December 2001, March 2002, June 2002 and September 2002.

         K. The term "Termination Date" shall mean October 9, 2002.

         L. The Trustee's Annual Fee shall be $.90 (per 1,000 Units) for 49,999,999 and below units outstanding $.84 (per 1,000 Units) on the next 50,000,000 Units, $.78 (per 1,000 Units) on the next 100,000,000 Units, and
     $.66 (per 1,000 Units) on Units in excess of 200,000,000 Units. In calculating the Trustee's annual fee, the fee applicable to the number of units outstanding shall apply to all units outstanding.

         M. The Portfolio Supervisor's portfolio supervisory service fee shall be $.25 per 1,000 Units.

               [Signatures and acknowledgments on separate pages]

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The Schedule of Portfolio  Securities  in Part A of the  prospectus  included in this Registration Statement for National Equity Trust, Top Ten Portfolio Series 31 is hereby incorporated by reference herein as Schedule A hereto.